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                                  ALLEGHENY VENTURES, INC.
                                  CONSOLIDATED BALANCE SHEET
                                  As of June 30, 2000




Assets
Property, plant, and equipment:
   At original cost                                       10,185,231
   Accumulated depreciation                                 (731,335)
                                                           9,453,896

Investments and other assets                              20,655,575

Current assets:
   Cash                                                    2,101,965
   Accounts receivable:
      Electric service                                     6,223,663
      Affiliates                                             152,863
      Other                                                3,738,619
      Allowance for Uncollectible Accounts                (2,093,696)
   Materials and supplies--at average cost:
      Operating and construction                             211,657
   Prepaid Taxes                                           2,969,681
   Other                                                      16,370
                                                          13,321,122

Deferred charges                                           3,656,387


          Total Assets                                    47,086,980




Capitalization and Liabilities

Capitalization:
   Common stock                                                1,000
   Other paid-in capital                                  81,142,321
   Retained earnings                                     (37,041,416)
                                                          44,101,905
Current liabilities:
   Accounts payable                                          599,704
   Accounts payable - Affiliates                           1,257,108
   Taxes accrued:
      Federal and state income                               442,761
      Other                                                   74,399
                                                           2,373,972

Deferred credits and other liabilities:
   Deferred income taxes                                     605,093
   Other                                                       6,010
                                                             611,103

                Total Capitalization and Liabilities      47,086,980